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                                   EXHIBIT 21

                                  SUBSIDIARIES

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
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SUBSIDIARIES OF NORRELL CORPORATION                            STATE OF INCORPORATION
-----------------------------------                            ----------------------
Norrell Services, Inc.                                                  Georgia
Norrell Services International, Inc.                                    Georgia
Norrell Services, Ltd.                                                  Canada
Norrell Temporary Services, Inc.                                        Georgia
Dynamic Temporary Services, Inc.                                        Georgia
Norrell Acquisition Corp.                                               Delaware
Norrell Health Care, Inc.                                               Georgia
Tascor Incorporated                                                     Georgia
HealthTask Corporation*                                                 Delaware
HealthTask L.P.**                                                       Delaware
The Executive Speaker, Inc.                                             Florida
Norrell Home Health Services, Inc.                                      Georgia
Norrell Home Health Services of Nashville, TN, Inc.                     Tennessee
Norrell Home Health Services of Corpus Christi, TX, Inc.                Texas
HCA - Home Care Services, Inc.                                          New York
Norrell Health Care of New York, Inc.                                   New York
Norrell Infusion Services, Inc.                                         Georgia
Norrell Asset Management Company                                        Nevada
Norrell Licensing Company                                               Nevada
Norrell Finance Company                                                 Nevada
Norrell Enterprises Corporation                                         Nevada
Norrell Resources Corporation                                           Delaware
NC Holding Corporation                                                  Georgia
CallTask Incorporated***                                                Georgia
Valley Temporary Services, Inc.                                         Arizona
Manzanita Resources, Inc.                                               Arizona
Norrell Information Services, Inc.                                      Georgia
NorCross Teleservices Inc.****                                          Delaware
Tascor Resources Corporation                                            Georgia
American Technical Resources, Inc.                                      Virginia
Accounting Resources, Inc.                                              Rhode Island
Accounting Resources of Massachusetts, Inc.                             Massachusetts
Comtex Information Systems, Inc.                                        Delaware
ANATEC Asset Management Company                                         Nevada
ATR Asset Management Company                                            Nevada
Comtex Asset Management Company                                         Nevada
Norrell Services of Texas, Inc.                                         Georgia
Norrell International Ltd.                                              Nevada


*        50% owned by Norrell Corporation
         50% owned by Ernst & Young Resources L.L.C.

**       Limited Partnership
         49% owned by Tascor Incorporated
         49% owned by Ernst & Young U.S. LLP
         2% owned by HealthTask Corporation as General Partner

***      51% Norrell Corporation
         49% HTI Communications, Inc.

****     51% owned by Norrell Corporation
         49% owned by Cross Country Group, LLC